UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 25, 2017

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CITRIX SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 25, 2017, Citrix Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report the Company’s financial results for the quarter and year ended December 31, 2016.  This Amendment No. 1 to the Current Report on Form 8-K amends Items 2.02 and 9.01 of the Report to correct a reference in the press release issued on January 25, 2017.

Item 2.02 Results of Operations and Financial Condition.

The information under this Item 2.02, including the press release attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

On January 26, 2017, Citrix Systems, Inc. (the “Company”) issued a press release correcting a reference in the second paragraph of the section titled “Non-GAAP Results” to report that the annual non-GAAP net income for fiscal year 2016 was $835 million in its press release issued on January 25, 2017 regarding its financial results for the quarter and year ended December 31, 2016.  There were no other changes to the press release issued January 25, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1*	Press release dated January 26, 2017 of Citrix Systems, Inc.

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: January 26, 2017	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1*	Press release dated January 26, 2017 of Citrix Systems, Inc.

*   Furnished herewith.